EXHIBIT 16.1



July 20, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by Distribution Management Services, Inc, which is to be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated July 8, 2001. We agree with the Statements concerning our Firm in such Form 8-K which will be filed with the Securities and Exchange Commission.


Very truly yours,



RACHLIN COHEN & HOLTZ LLP